Exhibit (m)

RULE 12b-1 DISTRIBUTION AND SERVICE PLAN

1. The Trust. Simplify Exchange Traded Funds (the “Trust”) is an open-end management investment company registered as such under the Investment Company Act of 1940, as amended (the “1940 Act”), and is authorized to issue separate series (each such series is referred to herein as a “Fund” and collectively the “Funds”).

2. The Plan. The Trust desires to adopt a Rule 12b-1 Distribution and Service Plan pursuant to Rule 12b-1 under the 1940 Act with respect to the shares of beneficial interest (“Shares”) of the Funds which are identified on Exhibit A hereof, as it may be amended from time to time to add or remove a Fund or Funds, and the Board of Trustees of the Trust (the “Board of Trustees”) has determined that there is a reasonable likelihood that adoption of this Distribution and Service Plan (the “Plan”) will benefit each such Fund (the “Designated Fund”) and its holders of Shares. Accordingly, each Designated Fund hereby adopts this Plan in accordance with Rule 12b-1 under the 1940 Act on the following terms and conditions (capitalized terms not otherwise defined herein have the meanings assigned thereto in the Funds’ registration statement under the 1940 Act and under the Securities Act of 1933, as amended, as such registration statement is amended by any amendments thereto at the time in effect).

3. The Distributor. The Trust has entered into a written Distribution Agreement with Foreside Financial Services, LLC (the “Distributor”), pursuant to which the Distributor will act as the exclusive distributor with respect to the creation and distribution of Creation Unit size aggregations of Shares as described in the Funds’ registration statement (“Creation Units”).

4. Payments.

(a) The Trust may pay a monthly fee not to exceed 0.25% per annum of each Fund’s average daily net assets to reimburse the Distributor for actual amounts expended to finance any activity primarily intended to result in the sale of Creation Units of each Fund or the provision of investor services, including but not limited to (i) delivering copies of the Trust’s then-current prospectus to prospective purchasers of such Creation Units; (ii) marketing and promotional services including advertising; (iii) facilitating communications with beneficial owners of shares of the Fund; and (iv) such other services and obligations as are set forth in the Distribution Agreement. Such payments shall be made within ten (10) days of the end of each calendar month. The determination of daily net assets shall be made at the close of business each day throughout the month and computed in the manner specified in the then current Prospectus for the determination of the net asset value of Creation Units.

(b) Distribution expenses incurred in any one year in excess of 0.25% of each Fund’s average daily net assets may be reimbursed in subsequent years subject to the annual 0.25% limit and subject further to the approval of the Board of Trustees including a majority of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act) and who have no direct or indirect financial interest in the operation of this Plan or in any agreement related to this Plan (the “Independent Trustees”).

(c) The Distributor may use all or any portion of the amount received pursuant to this Plan to compensate securities dealers or other persons that are Authorized Participants for providing distribution assistance, including broker-dealer and shareholder support and educational and promotional services, pursuant to agreements with the Distributor, or to pay any of the expenses associated with other activities authorized under Section 4(a) hereof.

5. Effective Date. This Plan shall become effective upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

6. Term. This Plan shall, unless terminated as hereinafter provided, remain in effect with respect to the Designated Fund for one year from its effective date and shall continue thereafter, provided that its continuance is specifically approved at least annually by a vote of both a majority of the Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on this Plan.

7. Amendment. This Plan may be amended at any time by the Board of Trustees, provided that (a) any amendment to increase materially the amount to be spent for the services provided for in Section 4 hereof shall be effective only upon approval by a vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund, and (b) any material amendment of this Plan shall be effective only upon approval by a vote of both a majority of the Board of Trustees and a majority of the Independent Trustees, cast in person at a meeting called for the purpose of voting on such amendment.

8. Termination. This Plan may be terminated at any time, without payment of any penalty, by vote of a majority of the Independent Trustees, or by vote of a majority of the outstanding voting securities (as such term is defined in the 1940 Act) of the Designated Fund. In the event of termination or non-continuance of this Plan, the Trust may reimburse any expense which it incurred prior to such termination or non-continuance, provided that such reimbursement is specifically approved by both a majority of the Board of Trustees and a majority of the Independent Trustees.

9. Assignment. This plan will not be terminated by an assignment; however, an assignment will terminate any agreement under the plan involving any such assignment.

10. Reports. While this Plan is in effect, the Distributor shall provide to the Trustees, and the Trustees shall review, at least quarterly, a written report of the amounts expended pursuant to the Plan and the purposes for which such expenditures were made.

11. Records. The Trust shall preserve copies of this Plan, each agreement related hereto and each report referred to in Section 10 hereof for a period of at least six years from the date of the Plan, agreement and report, the first two years in an easily accessible place.

12. Independent Trustees. While this Plan is in effect, the selection and nomination of Independent Trustees shall be committed to the discretion of the Trustees who are not “interested persons” of the Trust (as defined in the 1940 Act).

13. Severability. If any provision of the Plan shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Plan shall not be affected thereby.

EXHIBIT A

(as of November 18, 2024)

1	Simplify US Equity Plus Convexity ETF
2	Simplify US Equity Plus Downside Convexity ETF
3	Simplify US Equity Plus Upside Convexity ETF
4	Simplify Growth Equity Plus Upside Convexity ETF
5	Simplify Volt TSLA Revolution ETF (formerly Simplify Volt RoboCar Disruption and Tech ETF)
6	Simplify Volatility Premium ETF
7	Simplify Interest Rate Hedge ETF
8	Simplify Commodity Strategy ETF
9	Simplify Gold Strategy ETF
10	Simplify US Equity PLUS Bitcoin Strategy ETF (formerly, Simplify US Equity PLUS GBTC ETF)
11	Simplify Credit Hedge ETF
12	Simplify High Yield PLUS Credit Hedge ETF
13	Simplify Intermediate Term Treasury Futures Strategy ETF (formerly Simplify Risk Parity Treasury ETF)
14	Simplify Health Care ETF
15	Simplify Hedged Equity ETF
16	Simplify Aggregate Bond PLUS Credit Hedge ETF
17	Simplify Managed Futures Strategy ETF
18	Simplify Macro Strategy ETF
19	Simplify Volt Web3 ETF
20	Simplify Volt Work from Anywhere Digital Nomad ETF
21	Simplify Bitcoin Strategy PLUS Income ETF
22	Simplify Short Term Treasury Futures Strategy ETF
23	Simplify Enhanced Income ETF
24	Simplify Treasury Option Income ETF (formerly Simplify Stable Income ETF)
25	Simplify Propel Opportunities ETF
26	Simplify Conservative Allocation ETF
27	Simplify Moderate Allocation ETF
28	Simplify Growth Allocation ETF
29	Simplify Income Allocation ETF
30	Simplify Commodities Strategy No K-1 ETF

A-1

31	Simplify Market Neutral Equity Long/Short ETF
32	Simplify Multi-QIS Alternative ETF
33	Simplify Opportunistic Income ETF
34	Simplify MBS ETF
35	Simplify US Equity PLUS QIS ETF
36	Simplify Boosted US Equity Active ETF
37	Simplify Boosted US Quality Active ETF
38	Simplify Boosted US Value Active ETF
39	Simplify Opportunistic Equity ETF
40	Simplify Tara India Opportunities ETF
41	Simplify Next Intangible Core Index ETF
42	Simplify Next Intangible Value Index ETF
43	Simplify Gamma Emerging Market Bond ETF
44	Simplify National Muni Bond ETF
45	Simplify Wolfe Alpha Capture ETF
46	Simplify Wolfe US Equity 150/50 ETF
47	Simplify Wolfe Market Neutral SHIELD ETF
48	Simplify Wolfe Market Neutral Quality ETF
49	Simplify Tactical US ETF
50	Simplify China A Shares PLUS Income ETF
51	Simplify Gold Strategy PLUS Income ETF
52	Simplify US Small Cap PLUS Income ETF
53	Simplify Currency Strategy ETF
54	Simplify Downside Interest Rate Hedge Strategy ETF

A-2